Exhibit 10.17

REVOLVE GROUP, LLC

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (this “Agreement”) is made as of                 , 2019, by and between Revolve Group, LLC, a Delaware limited liability company to be converted into, and renamed Revolve Group, Inc. (together, the “Company”), and TSG Eminent Holdings, L.P. and Capretto LLC (together, the “Holders” and individually, a “Holder”). Collectively, the Company and the Holders are referred to herein as the “Parties.”

RECITALS

WHEREAS, the Holders are party to that certain Third Amended and Restated Limited Liability Company Agreement, as amended, dated March 15, 2018 (as amended, the “LLCA”), pursuant to which the Holders are entitled to payment of an aggregate Preference Amount (as defined in the LLCA) of $40,816,337.81 (the “Preference Amount”) in relation to the Class T Units of the Company held by the Holders as of the date hereof.

WHEREAS, in connection with the contemplated initial public offering of shares of capital stock of the Company (the “Public Offering”), the Company intends to convert from a Delaware limited liability company into a Delaware corporation named “Revolve Group, Inc.” (the “Corporate Conversion”).

WHEREAS, following the Corporate Conversion, the Preference Amount will convert into a number of shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock”) of the Company (such shares, the “Shares”) equal to the Preference Amount, divided by $17.00 (such dollar amount, the “Midpoint Amount”). For avoidance of doubt, all references in this Agreement to “Shares” refer exclusively to shares of Class B Common Stock issued in respect of the Preference Amount, and exclude all other Shares of Class B Common Stock to be issued to the Holder upon conversion of the Class T Units held by the Holders as of the date hereof.

WHEREAS, the Holders desire and agree to sell one hundred percent (100%) of the Shares to the Company, and the Company desires and agrees to purchase all of such Shares from the Holders, at a price per share equal to the Midpoint Amount and an aggregate price equal to $40,816,320.00 (the “Aggregate Repurchase Price”), contingent upon and immediately following the consummation of the Public Offering (the “IPO Closing”).

WHEREAS, the percentage of the Shares held by each Holder (the “Pro Rata Portion”) is set forth on Schedule 1 opposite such Holder’s name.

NOW, THEREFORE, in consideration of the premises and covenants and conditions contained herein, the Parties hereby agree as follows:

1.    REPURCHASE OF THE SHARES.

1.1    Repurchase of the Shares. On the date of, and immediately following, the IPO Closing (the “Closing Date”), each Holder will sell, assign and transfer to the Company against payment therefor, and the Company will purchase and accept from such Holder, all of such Holder’s right, title and interest in and to one hundred percent (100%) of the Shares held by such Holder for such Holder’s Pro Rata Portion of the Aggregate Repurchase Price.

1.2    Delivery. Subject to the fulfillment or waiver, on or prior to the Closing Date, of the conditions to the Repurchase Closing set forth in Section 1.3, on the Closing Date and immediately following the IPO Closing, each Holder will deliver to the Company all of the Shares held by such Holder, as registered in the name of such Holder in book-entry form with the transfer agent for the Company, and against delivery of and as payment for the Shares, the Company will deliver to each Holder its respective portion of the Aggregate Repurchase Price by wire transfer of immediately available funds to such account as the Holder directs in writing (which direction will be provided not less than two (2) business days prior to the day of the IPO Closing) (the “Repurchase Closing”). Once the repurchase has been effected, the Shares will no longer remain outstanding and will be returned to authorized but unissued Class B Common Stock of the Company.

1.3    Conditions to the Repurchase Closing.

(a)    The obligation of the Company to consummate the Repurchase Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by the Company:

(i)    The IPO Closing shall have occurred.

(ii)    The representations and warranties of each Holder contained in this Agreement shall each be true and correct in all respects as of the date hereof and as of the Closing Date, with the same force and effect as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to another date, in which case as of such other date).

(iii)    Each Holder shall have delivered the Shares to the Company, in accordance with Section 1.2.

(b)    The obligation of each Holder to consummate the Repurchase Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by each Holder:

(i)    The IPO Closing shall have occurred.

(ii)    The representations and warranties of the Company contained in this Agreement shall each be true and correct in all respects as of the date hereof and as of the Closing Date, with the same force and effect as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to another date, in which case as of such other date).

(iii)    The Company shall have delivered to each Holder its respective Pro Rata \Portion of the Aggregate Repurchase Price, in accordance with Section 1.2.

2.    REPRESENTATIONS OF THE HOLDER.

Each Holder, severally and not jointly, hereby represents and warrants to the Company, as of the date hereof and as of the Repurchase Closing, as follows:

2.1    Ownership of Shares. As of the date hereof, such Holder is the sole record owner of such Holders’s Pro Rata Portion of the Class T Units. As of the date of the Repurchase Closing, such Holder will be the sole record owner of its respective Shares to be sold pursuant to this Agreement. Such Class T Units are not, and the Shares will not be, subject to any lien, charge, pledge, claim, restrictions on transfer, mortgage, security interest, or title defect or other encumbrance of any sort (collectively, “Liens”) or to any rights of first refusal of any kind, other than such restrictions as are set forth in the LLCA or in any other agreement to which the Company and/or the several underwriters of the Public Offering are parties, and any restrictions on transfer imposed by applicable federal and state securities laws on, and neither Holder has granted any rights to purchase such Shares to any other person or entity. Such Holder has, and will have, the sole right to transfer such Shares to the Company. At the Repurchase Closing, the Company will receive valid title to such Holder’s Shares, free and clear of all Liens, other than any restrictions on transfer imposed by any other agreement to which the Company and/or the several underwriters of the Public Offering are parties or applicable federal and state securities laws.

2.2    Authorization. Such Holder has all requisite entity power and authority and all authorizations and approvals required by law or otherwise to enter into, and perform its respective obligations under, this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Holder and constitutes the valid and binding obligation of each Holder enforceable in accordance with its terms, except as the enforceability of such obligation may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief (“Enforceability Limitations”).

2.3    Consents. The execution and delivery by such Holder of, and the performance by the undersigned of its respective obligations under, this Agreement will not contravene any provision of applicable law, or any agreement or other instrument binding upon such Holder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Holder, and no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any third party, including a party to any agreement with such Holder, is required by or with respect to such Holder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2.4    Tax Liability. Such Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Such Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents for the federal, state, local and foreign tax consequences to such Holder that may result from the transaction contemplated by this Agreement. Such Holder understands that it (and not the Company) shall be responsible for any tax liability of such Holder that may arise as a result of the transaction contemplated by this Agreement.

2.5    Access to Data. Such Holder, as an equity holder of the Company, is aware that it has had the ability to review the information and records of the Company and the ability to discuss with the Company’s management the business, management and financial affairs of Company for purposes of conducting such Holder’s own independent review and analysis of the Company’s business, prospects and financial condition. Such Holder further acknowledges that it has received all information it has deemed appropriate or necessary to enable such Holder to evaluate its decision to sell the Shares to the Company.

3.    REPRESENTATIONS OF THE COMPANY.

The Company hereby represents and warrants to each Holder, as of the date hereof and as of the Repurchase Closing, as follows:

3.1    Authorization. The Company has all requisite entity power and authority and all authorizations and approvals required by law or otherwise to enter into, and perform it obligations under, this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability of such obligation may be limited by the Enforceability Limitations.

3.2    Consents. The execution and delivery by the Company of, and the performance by the undersigned of its obligations under, this Agreement will not contravene any provision of applicable law, or any agreement or other instrument binding upon the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any third party, including a party to any agreement with the Company, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except such as been obtained or made, or will have been obtained or made, as of the Repurchase Closing.

3.3    Tax Liability. The Company has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transaction contemplated by this Agreement. The Company relies solely on such advisors and not on any statements or representations of the Company or any of its agents for the federal, state, local and foreign tax consequences to the Company that may result from the transaction contemplated by this Agreement. The Company understands that it (and not either Holder) shall be responsible for any tax liability of the Company that may arise as a result of the transaction contemplated by this Agreement.

3.4    Claims. The Company is not aware of any claim that the Company currently has against either Holder whether contingent or unconditional, fixed or variable under any contract or on any other basis whatsoever, whether in equity or at law.

4.    COVENANTS.

4.1    Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, the Parties agree to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

5.    ACKNOWLEDGEMENT.

5.1    Investigation; Future Gains; etc. Each Holder has entered into this Agreement based on its own knowledge, investigation and analysis and that of its advisors. Each Holder understands that the Company’s plans for the future, if successful, may result in the equity interests in the Company (including the Shares) becoming significantly more valuable and that the future value of the Shares could far exceed the amounts such Holder will receive under this Agreement. Each Holder acknowledges and understands that the Company may pursue various acquisitions and liquidity events. Nevertheless, each Holder is selling its Shares in its discretion and at its own election, with full understanding of such potential acquisitions and liquidity events. Neither the Company nor any Affiliated Party (as defined below) has made any representation to either Holder about the advisability of this decision or the potential future value of its Shares. Each Holder agrees that neither the Company nor any Affiliated Party is under any obligation to disclose to such Holder any information or opinion it may have about the potential future value of the equity interests in the Company (including the Shares), even if such information is material.

“Affiliated Party” for purposes of this Section 5.1 means each of the Company’s (and each of the Company’s other equity holders’) present or former executive officers, employees, consultants, directors, managers, members, partners (whether general or limited), attorneys, accountants, advisors, subsidiaries, affiliates, and successors and assigns.

6.    MISCELLANEOUS.

6.1    Governing Law. This Agreement and any action, proceeding, claim or counterclaim (whether based on common law, statute, contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of any Party or Affiliated Party in the negotiation, administration, performance or enforcement hereof, is governed by and shall be construed in accordance with, the laws of the State of Delaware, excluding any conflicts of law rules or principles that would reference the laws of another jurisdiction in connection with the governance or the construction of this Agreement.

6.2    Assistance of Counsel. Each Party acknowledges that it has read this Agreement, that it has been represented in the preparation, negotiation, and delivery and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel, that it understands the terms, conditions and consequences of this Agreement and the transactions contemplated hereby, and that it is fully aware of the legal and binding effect of this Agreement.

6.3    Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Parties hereto and the closing of the transactions contemplated hereby.

6.4    Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto, including, for the avoidance of doubt, Revolve Group, Inc. following the Corporate Conversion; provided, however, that the rights of each Holder in connection with this Agreement shall not be assignable without the prior written consent of the Company.

6.5    Termination. This Agreement will automatically terminate upon the earliest to occur, if any, of (a) prior to the execution of the underwriting agreement by and among the Company and the underwriters and selling stockholders named therein (the “Underwriting Agreement”), the Company advises the Representatives that it has determined not to proceed with the Public Offering, (b) the Company files an application to withdraw the registration statement related to the Public Offering, (c) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to the IPO Closing and (d) September 30, 2019.

6.6    Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Company and each Holder.

6.7    Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, except if such severance would materially change the economic benefit of this Agreement to either Party.

6.8    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

6.9    Entire Agreement. This Agreement and the transactions contemplated hereby set forth the entire understanding as the Parties and supersede any prior agreements and understandings, written or oral, with respect to the subject matter hereof.

6.10    Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Parties hereto, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

[Signature pages immediately follow]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

REVOLVE GROUP, LLC

By:
Name:
Title:

Signature Page to Stock Repurchase Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

TSG Eminent Holdings, L.P. By: TSG6 Management, LLC, its general partner

By:
Name:
Title:

Capretto LLC

By:
Name:
Title:

Signature Page to Stock Repurchase Agreement

Schedule 1

Holder	Pro Rata Portion
TSG Eminent Holdings, L.P.	98%
Capretto LLC	2%